SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )
                           Check the appropriate box:
     [ ] Preliminary Information Statement [ ] Confidential, for Use of the
     [X] Definitive Information Statement Commission Only (as permitted by Rule 14c-5(d) (2))
                                 TECHDYNE, INC.

        ...............................................................
                (Name of Registrant as Specified In Its Charter)

        ...............................................................
               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                              [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1) Title of each class of securities to which transaction applies:

         ..............................................................
2) Aggregate number of securities to which transaction applies:

         ..............................................................
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ..............................................................
4) Proposed maximum aggregate value of transaction:

         ..............................................................
5) Total fee paid:

         ..............................................................
               [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

...............................................................
2) Form, Schedule or Registration Statement No.:

...............................................................
3) Filing Party:

...............................................................
4) Date Filed:

...............................................................

                                 TECHDYNE, INC.
                              2230 WEST 77TH STREET
                             HIALEAH, FLORIDA 33016


                                                                  April 30, 2002


 To:        Our Shareholders

 From:      Samuel J. Russell

 Subject:   Invitation to the Techdyne, Inc. 2002 Annual Meeting of Shareholders


         Management is extending its invitation to you to attend our annual meeting on June 5, 2002. The annual meeting is being held at the Company's executive offices located at 2230 West 77th Street, Hialeah, Florida at 11:00 a.m. In addition to the formal items of business to be addressed at the annual meeting, I will review the major developments of 2001 and answer questions you may have concerning the Company.

         This booklet includes the Notice of Annual Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Simclar International Holdings Limited's 72.1% ownership of Techdyne, Inc. The Information Statement provides details as to quorum and voting requirements. The Information Statement also describes the business we will conduct at the meeting, specifically the election of seven directors, and provides information about Techdyne, Inc.

         We look forward to seeing you at the annual meeting.


                                                      Samuel J. Russell
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                 TECHDYNE, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                        Date:      Wednesday, June 5, 2002
                        Time:      11:00 a.m.
                                   Place: Executive Offices
                                   2230 West 77th Street
                                   Hialeah, Florida 33016
                                   (305) 556-9210



Dear Shareholder:

         You are cordially invited to attend the 2002 Techdyne, Inc. Annual Meeting of Shareholders at which the shareholders will:

         1.  Elect seven directors; and

         2. Transact any other business that may properly be presented at the annual meeting.

         If you were a shareholder of record at the close of business on April 10, 2002, you are entitled to vote at the annual meeting.

         Your copy of the Annual Report on Form 10-K of Techdyne, Inc. for 2001 is enclosed.

                                             By order of the Board of Directors

                                             David L. Watts
                                             Corporate Secretary

April 30, 2002

                              INFORMATION STATEMENT
                                       FOR
                                 TECHDYNE, INC.
                       2002 ANNUAL MEETING OF STOCKHOLDERS




                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

     Information About the Annual Meeting and Voting                         2

     Proposals                                                               4

     Information About Directors and Executive Officers                      5

     Independent Public Accountants                                          8

     Fees of the Independent Auditors                                        8

     Executive Compensation                                                  9

     Board Executive Compensation Report                                    12

     Performance Graph                                                      15

     Certain Relationships and Related Transactions                         16

     Security Ownership of Certain Beneficial Owners and Management         17

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q: Why did you send me an Information Statement?

A: Management of Techdyne, Inc. is asking you to attend and vote at the 2002 annual meeting. This Information Statement summarizes the information you need to know to vote judiciously.

Q: Why did you not send me a proxy?

A: This is because a quorum already exists based upon the approximately 72.1% ownership of Techdyne's voting securities by Simclar International Holdings Limited, our parent company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q: What does a quorum mean?

A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Simclar. At April 10, 2002, the record date, there were 6,556,990 shares of Techdyne common stock outstanding. Simclar owns 4,729,520 shares of Techdyne common stock or approximately 72.1% of the votes. A shareholder list will be available at our executive offices in Hialeah, Florida at the meeting and for 10 days prior to the meeting for your review.

Q: Who is entitled to vote?

A: Shareholders who owned Techdyne common stock at the close of business on April 10, 2002, the record date.

Q: How many votes do I have?

A: Each share of common stock is entitled to one vote. Techdyne is sending this Information Statement, the attached Notice of Annual Meeting, and our 2001 Annual Report, which includes our financial statements, on or about April 30, 2002 to all shareholders entitled to vote.

Q: What am I voting on?

A: Election of seven directors, Messrs. Samuel J. Russell, Barry Pardon, John Ian Durie, Lytton Crossley, Thomas Foggo, Kenneth Greenhalgh, and Ms. Christina
M. J. Russell, each for a one year term.

Q: How do I vote?

A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Techdyne common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 10, 2002, the record date.

Q: Is my vote confidential?

A: Yes. Only the inspectors of election and other employees of Techdyne assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q: Who counts the votes?

A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the Board.

Q: What does it mean if I receive more than one Information Statement?

A: Your shares of Techdyne common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address; and if there is more than one Techdyne shareholder at that address, that you have no objection and would prefer only one Notice of Annual Meeting and registration statement be sent to that address for all persons holding Techdyne common stock at that address.

Q: How much common stock do officers and directors own?

A: Approximately 4,963,553 shares or approximately 75.7% of our common stock as of the record date. This includes Simclar's 72.1% (4,729,520 shares) of Techdyne common stock ownership, since Mr. Samuel Russell, our Chairman and Chief Executive Officer, and Mrs. Christina M.J. Russell, a director, own 100% of the shares of Simclar.

Q: Who are the largest principal shareholders?

A: As of the record date, other than Simclar's 72.1% ownership, Mr. Barry Pardon (owns 2.9%, which includes an option to purchase 100,000 shares of our common stock), our President and a director, is the largest holder of Techdyne common stock. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities."

Q: Who sends out the Information Statements and Annual Reports and what are the costs?

A: The Company is sending out the Information Statement and Annual Report to shareholders.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. Techdyne pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q: Who is eligible to submit a proposal?

A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Techdyne's common stock for at least one year by the date you submit the proposal. You must continue to hold your Techdyne shares through the date of the meeting. Please remember that Simclar's 72.1% ownership will determine the outcome of any proposal.

Q: When are the year 2003 shareholder proposals due?

A: Shareholder proposals must be submitted in writing by December 26, 2002 to David L. Watts, corporate Secretary, Techdyne, Inc., 1784 Stanley Avenue, Dayton, Ohio 45404. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

                                    PROPOSALS

1.       ELECTION OF DIRECTORS

         Nominees for election to a one-year term are:


Name                       Age      Position with the Company          Position Held Since
----                       ---      -------------------------          -------------------
Samuel J. Russell          56       Chairman of the Board and                   2001
                                    Chief Executive Officer

Barry Pardon               50       President                                   1991
                                    and Director                                1990

John Ian Durie             45       Director                                    2001

Christina M. J. Russell    57       Director                                    2001

Lytton Crossley*           66       Director                                    1999

Thomas Foggo*              58       Director                                    2001

Kenneth Greenhalgh*        57       Director                                    2001

----------------------
*        Member of the Audit Committee.


         There is no nominating committee. Nominations for directors are considered by the entire Board.

         The affirmative vote of a plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentions and votes withheld for any nominee will have the same effect as a vote against a director's re-election.

         Simclar owns 4,729,520 shares or approximately 72.1% of the voting stock of the Company, and intends to vote all of its shares in favor of the election of the seven nominees of management for directors, thereby assuring their election as directors.

         The nominees have consented to serve on the Board. Each nominee has served as a director of the Company last year, after Simclar acquired its ownership of the Company. If any nominee is unable to serve for any reason, the parent's controlling block of our common stock will be voted for any substitute nominee as designated by the Board.

         For more information about the directors and executive officers see "Information about Directors and Executive officers."

OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

         Management is not currently aware of any other matter to be presented for action at the annual meeting other than the election of seven directors, Proposal No. 1 in the accompanying Notice of Annual Meeting of Shareholders, and management does not presently intend to bring any other matter before the meeting.


               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

         The Board of Directors oversees the business and affairs of Techdyne and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in the Company's day-to-day operations. The Board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in Board and committee meetings.

         The Board met 6 times during 2001, including quarterly and special meetings and action taken by unanimous written consent in lieu of a meeting. All directors participated at all the meetings, either present in person or by telephone conference call.

DIRECTORS STANDING FOR ELECTION

         Samuel J. Russell has served as managing director and principal shareholder of Simclar International Limited ("Simclar") since April 1976. Since May 28, 1992 Mr. Russell has served as a director of Pioneer Security Systems Limited, a Scottish company located in Edinburgh, Scotland, which provides home security services for residential properties owned by City Councils in Scotland and England. Since June 15, 1998, he has served as a director of Russmarr Limited, a Scottish company located in Edinburgh, Scotland, which is engaged in the development of electronic alarms for use in residential properties. Since June 27, 2001, he has served as Chairman of the Board and Chief Executive Officer of Techdyne, Inc.

         Barry Pardon joined the Company in November 1980 as national sales manager and initiated the independent manufacturer representatives' sales force. Mr. Pardon became Vice President of Marketing in 1981, was appointed Executive Vice President (Marketing) in 1988, and was appointed President in November 1991. Mr. Pardon is Chairman of the Board of Lytton Incorporated ("Lytton") and a director.

         John Ian Durie was a partner in Rutherford Manson Dowds, Chartered Accountants, from January 1, 1996 through June 30, 1999, when the firm merged with Deloitte & Touche, Edinburgh, Scotland. He served as a partner at Deloitte & Touche from that date until joining Simclar International Limited as Finance Director on June 1, 2001.

         Christina Margaret Janet Russell has served as a director of Simclar Intentional Limited since April 1976. She served as a director of Pioneer Security Systems since May 28, 1992 and as a director of Russmarr Limited since June 15, 1998. She is the wife of Samuel J. Russell.

         Lytton Crossley established Lytton Incorporated in 1979 and was its Chairman and President through July 31, 1997, at which time Lytton was acquired by the Company. He remained as President of Lytton until August 1998. See Item 13, "Certain Relationships and Related Transactions."

         Thomas C. Foggo has been a senior partner of Skene Edwards W. S., Solicitors and Notaries, Edinburgh, Scotland since January 1, 1990.

         Kenneth Greenhalgh has been managing director of OPT Limited, a Scottish management consulting company. Mr. Greenhalgh has been a director of OPT Limited since May 1984. Over the past five years, he has served as a management consultant to Simclar and other companies.

OTHER EXECUTIVE OFFICERS


         Name                Age       Position                           Held
         ----                ---       --------                           ----

         David L. Watts      59        Chief Financial Officer and        1999
                                       Secretary                          2001

         David L. Watts joined Lytton in 1993 as Chief Financial Officer. Techdyne acquired Lytton in 1997. He became Chief Financial Officer of Techdyne in 1999 and Secretary in 2001.

BOARD COMMITTEES

         The Company has an Audit Committee consisting of Messrs. Crossley, Foggo and Greenhalgh. The Audit Committee met two times in 2001, sometimes alone, with management, and with our independent auditors. The Audit Committee is responsible for recommending to the Board of Directors the firm of independent accountants to serve the Company, reviewing fees, services and results of the audit by such independent accountants, reviewing the accounting books and records of the Company and reviewing the scope, results and adequacy of the internal audit control procedures of the Company. The Audit Committee reviewed our annual and quarterly results, the Audit Committee Report (see below), and Company disclosure filings, before filing.

         The Company also has a stock option committee, consisting of Messrs. Russell, Pardon and Durie. This committee considers new option plans and the granting of incentive and non-qualified options, eligible participants, the extent of the options and their terms, and makes its recommendation to the Board.

COMPENSATION OF DIRECTORS

         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, Board and committee meetings, which expenses have been minimal.

REPORT OF THE AUDIT COMMITTEE

         Under the guidance of its written Audit Committee Charter, which was adopted in June 2000, the Audit Committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our Company.

         The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgement, that Messrs. Crossley, Foggo, and Greenhalgh are independent under the Rules of Nasdaq and are financially literate, each in his own capacity.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility of monitoring and overseeing these processes.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the Company's independent accountants, PriceWaterhouseCoopers, for 2001. PriceWaterhouseCoopers has discussed with the Audit Committee and provided written disclosures to the Audit Committee as to
(1) PriceWaterhouseCoopers' independence as required by the Independence Standards Board, and (2) the matters required to be communicated under generally accepted auditing standards.

         The Audit Committee reviewed with our Chief Financial Officer and with our independent auditors the overall scope and specific plans for their audit, the results of their examinations, their evaluating of the Company's internal controls, and the overall quality of Techdyne, Inc.'s accounting and financial reporting.

         The committee reviewed and discussed with management and the independent accountants the Company's audited financial statements.

         Following these actions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                         The Audit Committee

                                         Lytton F. Crossley
                                         Thomas C. Foggo
                                         Kenneth Greenhalgh

                                                                   April 9, 2002

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company expects that PricewaterhouseCoopers, independent public accountants, will continue as auditors for the Company for the 2002 fiscal year. PricewaterhouseCoopers served as the independent auditors for the Company for the 2001 fiscal year and throughout the periods covered by the Company's financial statements. Representatives of PricewaterhouseCoopers are not expected to attend the Annual Meeting. If representatives from PricewaterhouseCoopers attend the Annual Meeting they will be given the opportunity to make a statement if they desire and they will be available to respond to appropriate questions.


                    FEES OF THE INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDED DECEMBER 31, 2001

AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers for professional services for the audit of the Company's 2001 financial statements totaled $68,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers billed the Company no fees for professional services for information and technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

ALL OTHER FEES

         PricewaterhouseCoopers billed the Company no fees for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the year ended December 31, 2001.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last three fiscal years ended December 31, 2001 for services in all capacities for its Chief Executive Officer and President, as well as the Company's former Chief Executive Officer and former Senior Vice President and Treasurer. No other executive officer of the Company received a total annual salary, bonus or other compensation, which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                   (a)                        (b)              (c)               (d)                 (e)
                                                                                                  Securities
                                                                             Other Annual         Underlying
       Name and Principal Position            Year         Salary ($)        Compensations       Options/SAR(#)
------------------------------------------------------------------------------------------------------------------
Samuel J. Russell, Chairman and               2001              -  (1)              - (1)
   Chief Executive Office

Thomas K. Langbein,                           2001              -  (1)              - (1)
   former Chief Executive Officer (5)         2000              -  (1)              - (1)
                                              1999              -  (1)              - (1)

Barry Pardon, President                       2001         173,345 (2)          6,311 (3)
                                              2000         146,400 (2)          6,311 (3)
                                              1999         149,600 (2)          6,700 (3)

Joseph Verga, former Senior                   2001         126,216 (2)          2,115 (4)            65,000
   Vice President and Treasurer (6)           2000         113,800 (2)          1,900 (4)
                                              1999         100,700 (2)          1,600 (4)

----------------------

(1) Messrs. Russell and Langbein were not compensated by the Company in 2001, but were instead compensated by Simclar and Medicore, respectively, for each period reported.
(2)      All compensation paid by the Company.
(3) Automobile lease and related expenses and term life insurance premiums ($300) for each of 1999, and automobile and related expenses in the amount of $6,000 and life insurance premiums in the amount of $311 for 2001 and 2000, paid by the Company.
(4) Automobile lease and related expenses and term life insurance premiums ($300) in 1999, and automobile and related expenses in the amount of $1,804 and $1,596 for 2001 and 2000, respectively, and life insurance premiums in the amount of $311 for 2001 and 2000, paid by the Company.
(5)      Mr. Langbein's employment with the Company terminated on June 27, 2001.
(6) Mr. Verga served as the Company's Senior Vice President, Treasurer and a director until June 27, 2001.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Pardon has a five year employment agreement with Techdyne through December 31, 2005, Mr. Pardon's employment agreement provides for the following:

         o base annual salary of $130,000 and performance bonus at the discretion of the CEO;
         o    automobile, travel and entertainment expenses;
         o termination may occur by (i) expiration of the term; (ii) death of Mr. Pardon; (iii) Mr. Pardon's disability; (iv) conviction of a crime, failure to carry out policies of the Company, dishonest practice, conduct prejudicing the Company or breach of the employment agreement;
         o severance, which is per contract twelve months' salary, only paid upon death or termination without cause; and
         o non-competition for one year from termination; restrictions on Mr. Pardon calling upon customers or suppliers of the Company, diverting customers, services, or products of the Company, or disclosing any trade secrets.

OPTIONS, WARRANTS OR RIGHTS

1995 Options

         o    non-qualified;
         o 152,500 granted to eight directors of the Company and its subsidiaries and counsel;
         o 145,000 exercised at $1.75 per share on February 25, 2000, cash for par value, the balance with three-year non-recourse promissory notes at 6.19% interest (at the coupon issue yield of a 52-week U.S. Treasury bill) secured by the common stock held in escrow;
         o voting rights held by share owner provided no default exists under the note;
         o restriction on transfer of these shares until the exercise price has been paid in full;
         o    1995 Option History:
                         145,000 exercised
                           7,500 expired
                               0 outstanding

1997 Stock Option Plan

         o    the 1997 Stock Option Plan expires June 5, 2002;
         o grants available to officers, directors, consultants, key employees, advisors and similar parties;
         o options, non-qualified and incentive, up to five years, vesting, and exercise price established by Board or stock option committee;
         o options, at discretion of Board, may be exercised either with cash, common stock with fair market value equal to cash exercise price, optionee's personal recourse or non-recourse note, at the discretion of the Board, or assignment to the Company of sufficient proceeds from sale of common stock acquired upon exercise of the option with an authorization to the broker to pay that amount to the Company, or any combination of such payments;
         o termination of optionee's affiliation with the Company by optionee as a result of:
              - death, disability or retirement after age 65 -- exercisable for nine months but not beyond option expiration date

              - termination for cause -- right to exercise terminates immediately

              -  any other termination -- 30 day exercise


         o options are non-transferable, except by laws of descent and distribution or change in control;
         o forced redemption at formulated prices upon change in control of the Company which includes (i) sale of substantially all the assets of the Company or its merger or consolidation, (ii) majority of Board changes other than by election of shareholders pursuant to Board solicitations or vacancies filled by Board caused by death or resignation, or (iii) a person or group acquires or makes a tender offer for at least 25% of the Company's common stock; optionee may waive redemption;
         o    1997 Plan history to March 20, 2001:
                      500,000 reserved for issuance
                      555,000 granted
                      none exercised
                      144,000 cancelled
                      411,000 outstanding:
                         320,000 exercisable at $3.25 per share through June 22, 2002 (155,000 non-qualified, 170,000 incentive) 31,000 exercisable at $4.00 per share; expiration dates range from June 29, 2002 to December 14, 2002; all incentive options 60,000 exercisable at $2.00 per share, exercisable for three years, with one third vested, one third vesting on October 16, 2001 and one third vesting on October 16, 2002, but based on the change in control of the Company (see Notes 4,5 and 13 to the financial statements), all options vested on June 27,2001.

         The exercise price of all options is 100% or greater of the fair market value of the common stock on the date of grant.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The Company did not award any Options/SAR Grants in the year ended December 31, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR
VALUES


        (a)                  (b)                (c)              (d)               (e)
                                                              Number of
                                                              Securities         Value of
                                                              Underlying       Unexercised
                                                             Unexercised       In-the-Money
                                                             Options/SARs      Options/SARs
                                                            at FY-End (#)     at FY-End (#)
                       Shares Acquired    Value Realized     Exercisable/      Exercisable/
        Name           on Exercise (#)          ($)         Unexercisable     Unexercisable
-----------------------------------------------------------------------------------------------
Barry Pardon                  0                  0           100,000 / 0           0(1)



David L. Watts                0                  0            25,000 / 0           0(2)

--------------------------

(1) The options are exercisable at $3.25 per share through June 22, 2002. The options were out-of-the-money, since the closing price of the common stock as reported by NASDAQ at April 10, 2002 was $1.00.

(2) The options are exercisable, 10,000 at $4.00 per share through June 29, 2002 and 15,000 at $2.00 per share through October 15, 2003. The options were out-of-the-money, since the closing price of common stock as reported by NASDAQ on April 10, 2002 was $1.00.


                       BOARD EXECUTIVE COMPENSATION REPORT

         We have no executive compensation committee. Compensation of our executive officers is considered by the entire Board of Directors. Only Barry Pardon, President and director of the Company, has an employment agreement with the Company.

         Executive compensation is structured to motivate management to create and sustain shareholder value. The Board attempts to accomplish this goal by:

         o aligning the interests of management and shareholders through stock ownership; and
         o seeking growth and performance of the Company by attracting, retaining and motivating talented executives and employees through competitive compensation.

THE STRUCTURE OF EXECUTIVE COMPENSATION

         The elements of executive compensation include:

         o   base pay;
         o   long-term incentives; and
         o special awards in recognition of extraordinary efforts and achievements.

BASE PAY

         Base pay is determined by individual performance and position with and responsibilities to the Company. We also try to be competitive with salaries of companies in our industry in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which are much larger with greater financial resources than the Company.

RESPONSIBILITIES OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Samuel J. Russell, Chairman of the Board and Chief Executive Officer, and Barry Pardon, President and director, who have been affiliated with the Company for 1 year and 22 years, respectively, are chiefly responsible for the Company's performance.

         Mr. Pardon has been one of the motivating forces behind the Company's stability, implementing efficiency programs, expansion of products, services and customer base, and keeping the Company current with technological changes in the industry. He, together with Mr. Russell, directs our operations and continuously seeks new areas of growth. Mr. Pardon was responsible for the Lytton acquisition, which has strengthened our financial, sales and manufacturing positions and expanded our operations into new geographic areas, broadening our product line and enabling us to better serve our customer base with enhanced product choices.

         The Board considers all these factors in evaluating the performance and setting the compensation of Mr. Pardon as President. The Board also considered the direction of our operations and the establishment and implementation of our business strategy. Mr. Pardon did not participate in decisions affecting his own compensation.

LONG-TERM INCENTIVES

         Long-term incentive awards for executives usually take the form of granting stock options under our option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of the Company's executives with our shareholders. This is premised on the basic principal that the executives will receive value only if the market value of our common stock increases over time. Market price should increase if management strives to improve the Company's operations and profitability. Our revenues have increased over the years and we have been profitable, although recently at reduced amounts. Our stock prices have remained relatively consistent during past years in a range of $.77 to $1.50. See Item 5, "Market for the Registrant's Common Equity and Related Stockholder Matters," Item 6, "Selected Financial Data," and Item 7, "Management's Discussion and Analysis Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2001 accompanying this Information Statement.

SPECIAL AWARDS

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements, as well as prospective contributions and services. Such awards may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. The extent to which the Company makes awards in these situations is evaluated on a case by case basis.

                       SUBMITTED BY THE BOARD OF DIRECTORS

                                Samuel J. Russell
              John Ian Durie                            Barry Pardon
              Christina M. J. Russell                   Thomas C. Foggo
              Lytton F. Crossley                        Kenneth Greenhalgh

                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the NASDAQ Market Index and the Electronic Components Industry Index. The cumulative total shareholder returns on the Company's common stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, in the NASDAQ Market Index and the Electronic Components Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG TECHDYNE, NASDAQ MARKET INDEX AND ELECTRONIC COMPONENTS INDUSTRY INDEX

                               [GRAPHIC OMITTED]

MEASUREMENT PERIOD
------------------
                                                                      Electronic Components
(Fiscal Year Covered)       Techdyne, Inc.          Nasdaq Index          Industry Index
                            --------------          ------------          --------------
                                $100.00                $100.00                $100.00

December 31, 1997               $ 77.78                $122.32                $106.41
December 31, 1998               $ 43.33                $172.52                $155.75
December 31, 1999               $ 43.89                $304.29                $329.65
December 31, 2000               $ 23.34                $191.25                $248.40
December 31, 2001               $ 17.24                $152.46                $197.80

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the officers and directors of the Company are officers and/or directors and/or consultants of Simclar, which owns approximately 72.1% of the voting stock of the Company, including, (1) Samuel J. Russell, managing director of Simclar International and 90% owner of Simclar, who is Chairman of the Board and Chief Executive Officer of our Company; (2) Christina Margaret Janet Russell, the wife of Samuel Russell and a Director of Simclar International and 10% owner of Simclar, who is a Director of our Company; (3) Thomas Foggo, senior partner of Skene Edwards, W.S., counsel to Simclar, who is a Director of our Company; (4) John Ian Durie, Finance Director of Simclar, who is a Director of our Company; and (5) Kenneth Greenhalgh, a management consultant to Simclar, who is a director of our Company.

         In May 2001, Techdyne (Europe) entered into a management agreement with Simclar International whereby it undertook to manufacture products for Techdyne (Europe) and assist in management coordination. Effective February 28, 2002, the Company cancelled the management agreement, and entered into an agreement to transfer to Simclar International all operating assets and liabilities of Techdyne (Europe) with the exception of the land and building. Following the transfer of the assets of Techdyne (Europe) to Simclar International, the one in-house salesperson of Techdyne (Europe) transferred employment to Simclar International.

         Simclar provides certain financial and administrative services to the Company under a service agreement. The amount of expenses covered under the service agreement totaled $154,000 in 2001. Subsequent to Medicore's sale of its majority ownership interest to Simclar on June 27, 2001, Medicore continued to provide certain financial and administrative services to the Company under a service agreement through July 15, 2001, the effective date of cancellation of the agreement. The amount of expenses allocated by former parent Medicore under the service agreement totaled $195,000 in 2001.

         In 1996, Lytton sold its offices and operating facility to Stanley Avenue Properties, Ltd., a limited liability company whose membership includes Lytton and Pat Crossley. Stanley Avenue Properties, Ltd. acquired the facilities in exchange for a note to Lytton and the assumption of two mortgage notes. The note receivable from Stanley Avenue Properties, Ltd. of approximately $139,000 was repaid on July 31, 1997 upon our acquisition of Lytton. Stanley Avenue Properties, Ltd. leased the property to Lytton. In connection with the acquisition of Lytton by the Company, the lease was renegotiated to a five year lease through July 31, 2002 with monthly lease payments of approximately $17,900 for the first year, adjusted in subsequent years for the change in the consumer price index, and contains two renewal options each for five years of the then fair market rental value. The Company has exercised its option to renew the lease on this facility through July 31, 2007. See Item 2, "Properties" of our Annual Report on Form 10-K for the year ended December 31, 2001 accompanying this Information Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names and beneficial ownership of the equity securities of the Company and of Simclar, our parent, for directors of the Company, individually itemized, and for directors and executive officers as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known to the Company to beneficially own more than 5% of our voting securities as of April 10, 2002.

                                                          Techdyne
                                                          Common
          Name(1)                       Position          Stock(2)         % (3)
-------------------------------------------------------------------------------

Simclar International Holdings Ltd.     Parent          4,729,520(4)       72.1

Samuel J. Russell                       Ch. & CEO       4,729,520(4)       72.1

Barry Pardon                            President &       193,533(5)        2.9
                                        Director

John Ian Durie                          Director           10,000            *

David L. Watts                          CFO                25,500(6)         *

Lytton F. Crossley                      Director            5,000(7)         *

Christina M. J. Russell                 Director        4,729,520(4)       72.1

All directors and executive officers
of Techdyne as a group (8 persons)                      4,963,553(8)       74.2


------------------
* Represent beneficial ownership of less than 1% of our outstanding common stock.

(1) The address for Simclair International Holdings Ltd. and John Ian Durie is Pitreavie Business Park, Dumfermline, Fife KY11 5PU, Scotland, United Kingdom KY11 5PU. The address for Lytton F. Crossley is 61 Flamingo Drive, Crossville, Tennessee 38555. The address for Messrs. Russell, Pardon, Watts and Mrs. Russell is c/o Techdyne, Inc., 2230 West 77th Street, Hialeah, Florida 33016.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.
(3) Based on 6,556,990 shares outstanding exclusive of 411,000 options granted under the Company's 1997 Option Plan.
(4) Mr. and Mrs. Russell are deemed to be the beneficial owner of all Simclar's ownership of the Company since they own 100% of the shares of Simclar.
(5) Includes 100,000 shares of common stock issuable pursuant to options exercisable within 60 days of April 10, 2002. (6) Includes 25,000 shares of common stock issuable pursuant to options exercisable within 60 days of April 10, 2002. (7) Includes 5,000 shares of common stock issuable pursuant to options exercisable within 60 days of April 10, 2002. (8) See notes (4) through (7) above.

             SECTION 16(b) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(b) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the NASDAQ Stock Market and the Company, indicating their ownership of our common stock and any changes in their beneficial ownership of their common stock ownership interest. The rules of the SEC require that we disclose failed or late filings of reports of Company stock ownership by its directors and executive officers. To the best of the Company's knowledge, all beneficial ownership reports by there reporting persons were filed on a timely basis, except for Simclar's initial Form 3, which was filed late.